SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) October 16, 2006

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enterprise Plaza 5600 N. May Avenue Suite 320 Oklahoma City, Oklahoma 73112

(Address of principal executive offices) (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 3.02 Unregistered Sales of Equity Securities

On October 3, 2006, we announced that we had commenced a private debt placement of $700,000 of Series A 12% convertible subordinated notes (the “Series A Notes”) maturing on August 30, 2008, and also allowing holders of our outstanding $568,000 of Production Payments (the “Production Payment”) due on November 30, 2006 to tender their Production Payments in exchange for 12% convertible subordinated notes (the “Series B Notes”) maturing on November 30, 2008. We offered the Notes to provide the working capital to sustain our activities until the operations of our Pinnacle coal recovery plant in West Virginia and our China fertilizer plant are generating positive cash flow from operations.

On October 16, 2006, we accepted subscriptions for $284,000.01 of the Series B Notes and $14,666.66 of Series A Notes from three private investors. On October 17, 2006, we accepted subscriptions for $47,333.33 of the Series B Notes and $26,332.60 of Series A Notes from five private investors. On October 18, 2006, we accepted a subscription for $23,666.67 of the Series B Notes and $1,333.09 of Series A Notes from a private investor. On October 19, 2006, we accepted a subscription for $94,666.67 of the Series B Notes from a private investor. On October 20, 2006, we accepted a subscription for $23,666.67 of the Series B Notes from a private investor. On October 23, 2006, we accepted a subscription for $94,666.67 of the Series B Notes and $5,333.17 of the Series A Notes from a private investor. This sale brings the total of Series B Notes exchanged to $568,000.02 and the total of Series A Notes sold to date to $47,665.52, for a grand total of $615,665.54.

No commission will be paid on the exchange of the Series B Notes. A commission of $476.66 will be paid to the Placement Agent on the Series A Notes sold for cash by us. All of the Series A and Series B Notes sold or exchanged to date are convertible at a Conversion Price of $1.00 per share into our common stock.

The Series A and Series B Notes were issued relying upon the exemption from registration provided by Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering,” in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “4(2) Exemption”). When the Series A and Series B Notes are converted to our common stock the issuance of the common stock will be exempted from registration by Section 3(a)(9) of the Securities Act which provides an exemption for “securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.”

Item 7.01 Regulation FD Disclosure

On November 1, 2006 we and PinnOak Resources, LLC issued a joint press release announcing the start-up of the Beard Pinnacle, LLC pond recovery facility at the Pinnacle Mine complex located near Pineville, West Virginia. A copy of the press release is attached hereto as Exhibit 99.1.

On November 2, 2006 we issued a press release updating the progress to date in connection with our $1,268,000 note offering. To date all of our outstanding $568,000 of Production Payments have been exchanged for Series B Notes, and an additional $47,666 of Series A Notes have been sold for cash. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated:

Exhibit No.	Description

99.1	Press Release dated November 1, 2006

99.2	Press Release dated November 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr. Herb Mee, Jr., President
November 3, 2006

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated November 1, 2006	Filed herewith electronically

99.2	Press Release dated November 2, 2006	Filed herewith electronically